Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "YILOLIFE INC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2015, AT 3:53 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


SECRETARY OF STATE
DELAWARE

Jeffrey W. Bullock, Secretary of State

5744906 8100

AUTHENTICATION: 2367688

150650082

DATE: 05-12-15

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 05/11/2015
FILED 03:53 PM 05/11/2015
SRV 150650082 - 5744906 FILE

CERTIFICATE *of* INCORPORATION

of

YILOLIFE INC.

The undersigned sole incorporator, being authorized to execute and file this Certificate of Incorporation of YiLoLife Inc. (the "***Corporation***") (the "***Certificate***"), pursuant to Title 8, Chapter 1 of the Delaware Code (the "***Delaware General Corporation Law***" and "***DGCL***") hereby certifies as follows:

ARTICLE I
NAME

The name of the Corporation is YiLoLife Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 1675 S. State Street, Suite B, Dover, Delaware 19901, in the County of Kent. The name of the Corporation's registered agent at that address is Capitol Services, Inc.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
CAPITAL STOCK

a. *Authorized Capital Stock*. The Corporation is authorized to issue three (3) classes of capital stock to be designated, respectively, Class A Common Stock, par value $0.0001 per share ("***Class A Common Stock***"), Class B Common Stock, par value $0.0001 per share ("***Class B Common Stock***") (together, "***Common Stock***"), and Preferred Stock, par value $0.001 per share ("***Preferred Stock***"). The total number of shares of capital stock that the Corporation has authority to issue is 202,002,000. Of that number, 200,000,000 shares are designated Class A Common Stock, 2,000 shares are designated Class B Common stock, and 2,000,000 shares are designated Preferred Stock. The Class B Common Stock has the right to elect that number of directors of the Company's whole Board of Directors as constitutes the majority of such directors. In the sole discretion of the holder or respective holders of the Class B Common Stock, shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Shares of Class B Common Stock are otherwise identical to shares of Class A Common Stock. Shares of Preferred Stock may be issued from time to time in one or more series.

b. *Authorization of Board of Directors to Establish Series of Preferred Stock.* The Board of Directors of the Corporation (the "***Board of Directors***") is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, to fix the number of shares, and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as will be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series will be so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

c. *Authorization of Board of Directors to Make Voting Powers, Designations, Preferences and Other Rights and Qualifications of Any Series of Preferred Stock Dependent Upon Outside Facts.* Authority is hereby expressly vested in the Board of Directors to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series of preferred stock dependent upon facts ascertainable outside the Certificate of Incorporation or any amendment thereto, or outside the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to this authority vested in the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the Certificate of Incorporation or in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

ARTICLE V
INCORPORATOR

The name and the mailing address of the incorporator is:

Name	Mailing Address
Rogers Law Corporate Services LLC	7047 E. Greenway Parkway, Ste. 250 Scottsdale, Arizona 85254

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors has the power, subject to the provisions of this Certificate, to make, alter, amend, change, add to, and repeal the bylaws of the Corporation (the "***Bylaws***") without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors will neither divest the stockholders of, nor limit their power to, adopt, amend, repeal, or otherwise alter the Bylaws.

ARTICLE VII
SIZE, ELECTION, AND POWERS OF THE BOARD OF DIRECTORS

a. *Number of Directors.* The number of directors of the Corporation will be as fixed

from time to time by, or in the manner provided in, the Bylaws. The Board of Directors may, within any limits specified in the Bylaws, increase or decrease the exact number of directors from time to time by resolution duly adopted by such Board of Directors or as otherwise provided in the Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

b. *Elections of Directors.* Election of directors of the Corporation need not be by written ballot unless the Bylaws so require.

c. *Powers of the Board of Directors.* In addition to the powers and authority herein or by statute expressly conferred upon them, the Board of Directors is authorized to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject, in each case, to the DGCL, this Certificate, and the Bylaws.

ARTICLE VIII
LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) pursuant to § 174 of Title 8 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Neither an amendment, a repeal, nor a modification of this Article VIII, nor the adoption of any provision of this Certificate inconsistent with this Article VIII, will eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit, or claim, but for this Article VIII, that would accrue or arise, prior to such amendment, repeal, modification, or adoption of an inconsistent provision.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation will indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and as more fully described in the Bylaws. Such right to indemnification will continue as to any person who has ceased to be a director or officer of the Corporation and inure to the benefit of his or her heirs, executors, and personal and legal representatives. The rights to indemnification and to the advancement of defense expenses conferred under this Article IX and in the Bylaws will be in addition to any and all other rights that the indemnitees may hold or hereafter acquire from any source and in any manner whatsoever, including, without limitation, rights arising under the DGCL or any other applicable law, under this Certificate, the Bylaws, or any contract or agreement, or by virtue of any vote of the stockholders or of the disinterested directors of the Corporation. No repeal or modification of this Article IX will adversely affect any rights to indemnification or to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The corporation hereby expressly elects not to be governed by §203 of Title 8 of the DGCL (or any successor section) relating to restrictions on business combinations with interested stockholders.

ARTICLE XI

NO AMENDMENT TO IMPOSE PERSONAL LIABILITY ON STOCKHOLDERS

Except as expressly otherwise required in the DGCL, the stockholders shall have no personal liability for the debts and obligations of the Corporation, or any part thereof. Without the affirmative vote of the holders of one hundred percent (100%) of the outstanding shares of all classes of stock of the Corporation, this Article XI may not be amended and no provision imposing personal liability for the debts and obligations of the Corporation on its stockholders may be made a part of this Certificate of Incorporation, whether pursuant to §102(b)(6) of Title 8 or any successor or other provision of the Delaware Code, by amendment or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate as of the 11th day of May, 2015, for delivery to and filing with the Secretary of State of Delaware.

Incorporator:

Rogers Law Corporate Services, LLC

By: ______________________

Christopher J. Rogers, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:22 PM 06/23/2016
FILED 08:22 PM 06/23/2016
SR 20164623030 - File Number 5744906

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

YiLoLife Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

Paragraph (a) of Article IV shall read as set forth on Attachment A to this Certificate of Amendment.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of June, 2016.

By: [signature]
Authorized Officer

Title: CEO

Name: Carsten Loelke
Print or Type

Attachment A

a) Authorized Capital Stock. The Corporation is authorized to issue three (3) classes of capital stock to be designated, respectively, Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), Class B Common Stock, par value $0.0001 per share ("Class B Common Stock") (together, "Common Stock"), and Preferred Stock, par value $0.001 per share ("Preferred Stock"). The total number of shares of capital stock that the Corporation has authority to issue is 1,002,002,000. Of that number, 1,000,000,000 shares are designated Class A Common Stock, 2,000 shares are designated Class B Common stock. and 2,000,000 shares are designated Preferred Stock. The Class B Common Stock has the right to elect that number of directors of the Company's whole Board of Directors as constitutes the majority of such directors. In the sole discretion of the holder or respective holders of the Class B Common Stock, shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Shares of Class B Common Stock are otherwise identical to shares of Class A Common Stock. Shares of Preferred Stock may be issued from time to time in one or more series.